SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 8, 1998



                            STILLWATER MINING COMPANY
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



INCORPORATED UNDER THE LAWS OF DELAWARE      0-25090            81-0480654
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    (State or other jurisdiction           (Commission        (IRS Employee
         of incorporation)                 File Number)     Identification No.)



1200 SEVENTEENTH STREET, SUITE 900, DENVER, CO                 80202
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(Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: (303) 352-2060
                                                           --------------


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ITEM 5.  OTHER EVENTS

        On December 8, 1998, Stillwater Mining Company announced that its Board of Directors approved a 50% stock dividend on the Company's common stock to shareholders of record on December 21, 1998. In the stock dividend, each holder of two shares of the Company's common stock outstanding prior to the dividend will receive a dividend of one share of the Company's common stock. The distribution date for the stock dividend will be December 31, 1998. Fractional shares will be paid in cash. As a result of the stock divided, the Company's outstanding shares will increase from 23.0 million shares to approximately 34.5 million shares.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               STILLWATER MINING COMPANY
               (Registrant)


Date  December 30, 1998       By: /S/   JAMES A. SABALA
                                 -----------------------------------------------
                              Name:  James A. Sabala
                              Title: Vice President and Chief Financial Officer